                                                               EXHIBIT 99.4.(i)
===============================================================================

                                                 SAFECO Life Insurance Company
                                                 5069 154th Place NE
                                                 Redmond, Washington 98052-9669

===============================================================================


This is a legal Contract between the Owner (referred to in this Contract as "you" and "your") and SAFECO Life Insurance Company (referred to in this Contract as "SAFECO Life", "our", "us", and "we"). SAFECO Life is a stock company with its Home Office in Redmond, Washington.

This Contract is issued in consideration of the application and payment of the initial Purchase Payment. SAFECO Life will make annuity payments to the payee (you or someone you choose), beginning on the Annuity Date, or pay a death benefit to your Beneficiary(ies), subject to the terms of this Contract. SAFECO Life has executed and attested this Contract as of the contract date at our Home Office in Redmond, Washington.

IF YOU HAVE QUESTIONS, COMMENTS, OR COMPLAINTS, PLEASE CONTACT SAFECO LIFE AT 1-877-4SAFECO (472-3326).


                          READ YOUR CONTRACT CAREFULLY

RIGHT TO EXAMINE THE CONTRACT: If for any reason you are not satisfied with this Contract, you may return it within 10 days from the date you received it to SAFECO Life or to the registered representative who sold you this Contract. When we receive this Contract, we will refund your contract value, your Purchase Payments, or the greater of the two, depending on your state's requirements. In states where we are required to return Purchase Payments, we reserve the right to allocate all Purchase Payments designated for the various Portfolios to the SAFECO RST Money Market Portfolio until the Contract is 15 days old.



Signed for SAFECO Life Insurance Company by:


/s/ R. A. Pierson                                         /s/ Randall H. Talbot
R. A. Pierson                                             Randall H. Talbot
Sr. Vice President and Secretary                          President


          INDIVIDUAL MODIFIED SINGLE PREMIUM DEFERRED VARIABLE ANNUITY
                                NON-PARTICIPATING


THIS IS A VARIABLE ANNUITY CONTRACT. WHEN YOUR CONTRACT VALUE AND ANNUITY PAYMENTS ARE BASED ON THE INVESTMENT EXPERIENCE OF THE PORTFOLIOS, THE DOLLAR AMOUNTS ARE NOT GUARANTEED AND WILL INCREASE OR DECREASE.

LPC-1181 4/00                  -Registered Trademark-Registered Trademark of
                               SAFECO Corporation

                               CONTRACT DATA PAGE

PRODUCT:                            SPINNAKER-Registered Trademark-
                                    PLUS - [NON-QUALIFIED ANNUITY]

OWNER:                              JOHN DOE
                                    1234 MAIN ST.
                                    ANY CITY, WA 99999-9999

ANNUITANT:                          JOHN DOE

CONTRACT NUMBER:                    LP12345678

CONTRACT DATE:                      1/01/2000

ANNUITANT'S AGE ON CONTRACT DATE:   35

ANNUITY DATE                        5/20/2035

DELIVERED IN THE STATE OF           WASHINGTON AND GOVERNED BY ITS LAWS.

MAXIMUM ISSUE AGE:      85

MAXIMUM ANNUITIZATION AGE: 90 (annuity payments must begin prior to the Annuitant's 91st birthday)

MINIMUM INITIAL PURCHASE PAYMENT:   $50,000

MINIMUM SUBSEQUENT PURCHASE PAYMENT:   $250.  Subsequent Purchase Payments are
only accepted within 6 months of the contract date.

GUARANTEED MINIMUM ANNUAL EFFECTIVE INTEREST RATE ON FIXED ACCOUNT:  3.00%

ADDITIONAL INTEREST ON FIXED ACCOUNT IN FIRST CONTRACT YEAR:


          TOTAL PURCHASE PAYMENTS                          ADDITIONAL INTEREST
             $50,000 - $99,999                                   1.20%
            $100,000 and above                                   1.35%

MINIMUM WITHDRAWAL:   $250, or the contract value if less.

MORTALITY AND EXPENSE RISK CHARGE: Equal on an annual basis to 1.25% of the average daily net asset value of each Portfolio.

CONTINGENT DEFERRED SALES CHARGE:


  CONTRACT YEAR        CHARGE
        1        8% of amount withdrawn
        2        7% of amount withdrawn
        3        6% of amount withdrawn
        4        5% of amount withdrawn
        5        4% of amount withdrawn
        6        3% of amount withdrawn
        7        2% of amount withdrawn
        8        1% of amount withdrawn
     After 8     0% of amount withdrawn

Total Contingent Deferred Sales Charges will not exceed 8.5% of the Purchase Payments made under this Contract

LPC-1186/EF 4/00                  Page 1 of 2

                               CONTRACT DATA PAGE

PRODUCT:         SPINNAKER-Registered Trademark- PLUS - [NON-QUALIFIED ANNUITY]

WITHDRAWAL CHARGE:    $25 or 2% of the amount withdrawn, whichever is less, for
each withdrawal after the first withdrawal in a Contract Year.

TRANSFER CHARGE:      $10 or 2% of amount transferred, whichever is less, for
each transfer after the 12th transfer in a Contract Year.

PREMIUM TAXES:   Are not charged in your state.


ELIGIBLE INVESTMENTS:
   1.  SAFECO RST Money Market Portfolio                          15.  Dreyfus IP Technology Growth Portfolio
   2.  SAFECO RST Bond Portfolio                                  16.  Dreyfus Socially Responsible Growth Fund, Inc.
   3.  Franklin U.S. Government Fund - Class 2                    17.  Franklin Small Cap Fund - Class 2
   4.  Dreyfus VIF Quality Bond Portfolio                         18.  AIM V.I. Growth Fund
   5.  Federated High Income Bond Fund II                         19.  AIM V.I. Aggressive Growth Fund
   6.  Federated Utility Fund II                                  20.  INVESCO VIF-Real Estate Opportunity Fund
   7.  Scudder VLIF Balanced Portfolio                            21.  Scudder VLIF International Portfolio
   8.  American Century VP Balanced                               22.  American Century VP International
   9.  J.P. Morgan U.S. Disciplined Equity Portfolio              23.  Templeton Developing Markets Securities Fund - Class 2
  10.  Fidelity VIP III Growth Opportunities Portfolio            24.  SAFECO RST Equity Portfolio
  11.  Fidelity VIP III Growth & Income Portfolio                 25.  SAFECO RST Northwest Portfolio
  12.  Fidelity VIP Growth Portfolio                              26.  SAFECO RST Growth Opportunities Portfolio
  13.  Dreyfus VIF Appreciation Portfolio                         27.  SAFECO RST Small Company Value Portfolio
  14.  Dreyfus IP MidCap Stock Portfolio                          28.  SAFECO Fixed Account

SEPARATE ACCOUNT:    SAFECO Resource Variable Account B

ANNUITY SERVICE OFFICE:
HOME OFFICE:                                     MAILING ADDRESS:
SAFECO Life Insurance Company                    SAFECO Life Insurance Company
Retirement Services                              Retirement Services
5069 154th Place NE                              P.O. Box 34690
Redmond, WA  98052-9669                          Seattle, WA  98124-1690
Telephone:      877-472-3326
Fax:            425-867-8793
















-Registered Trademark- Spinnaker is a registered trademark of SAFECO Life Insurance Company


LPC-1186/EF 4/00                  Page 2 of 2


===============================================================================
                                TABLE OF CONTENTS
===============================================================================
CONTRACT DATA PAGE.......................................................Insert

DEFINITIONS
      Accumulation Phase......................................................1
      Accumulation Unit.......................................................1
      Annuitant...............................................................1
      Annuity Date............................................................1
      Annuity Purchase Date...................................................1
      Annuity Unit............................................................1
      Beneficiary.............................................................1
      Contract................................................................1
      Contract Year...........................................................1
      Fixed Account...........................................................1
      General Account.........................................................1
      Income Phase............................................................1
      IRC.....................................................................1
      Owner...................................................................1
      Portfolios..............................................................1
      Purchase Payment........................................................1
      Separate Account........................................................1

THE ANNUITY CONTRACT
      ABOUT THE CONTRACT......................................................2
      OWNER...................................................................2
      ANNUITANT...............................................................2
      BENEFICIARY.............................................................2
          Change of Beneficiary...............................................2

PURCHASE PAYMENT PROVISIONS
      PURCHASE PAYMENTS.......................................................3
      ALLOCATION OF PURCHASE PAYMENTS.........................................3
      ACCUMULATION UNITS......................................................3

INVESTMENT OPTIONS
      VARIABLE INVESTMENT OPTIONS.............................................4
          Substitution of Shares..............................................4
      FIXED ACCOUNT...........................................................4
          Interest Crediting..................................................4
          Interest Compounding................................................4
      CONTRACT VALUE..........................................................5
      TRANSFERS...............................................................5

CHARGES
      INSURANCE CHARGE........................................................5
      CONTINGENT DEFERRED SALES CHARGE........................................5
      WITHDRAWAL CHARGE.......................................................6
      TRANSFER CHARGE.........................................................6
      PREMIUM TAXES...........................................................6
      INCOME OR OTHER TAXES...................................................6

                                      -i-


WITHDRAWAL PROVISIONS
      WITHDRAWALS.............................................................7
          Free Withdrawal Amount..............................................7
          Repetitive Withdrawals..............................................7

ANNUITY PAYMENT PROVISIONS
      ANNUITY PAYMENTS........................................................7
          Life Annuity........................................................8
          Life Annuity with Guaranteed Period.................................8
          Joint and Survivor Life Annuity.....................................8
          Payments Based on a Number of Years.................................8
          Automatic Option....................................................8
      CALCULATION OF ANNUITY PAYMENTS.........................................8
          Fixed Annuity Payments..............................................8
          Variable Annuity Payments...........................................9
          Changing Portfolio Elections after the Annuity Purchase Date.......10

DEATH BENEFIT PROVISIONS
      DEATH OF ANNUITANT Prior to the Annuity Purchase Date..................10
      DEATH OF OWNER Prior to the Annuity Purchase Date......................10
          Calculation of Death Benefit.......................................10
          Payment of Death Benefit...........................................11
      DEATH OF ANNUITANT On or After the Annuity Purchase Date...............12

GENERAL PROVISIONS
      ACCOUNT STATEMENTS.....................................................12
      ASSIGNMENT OF BENEFITS.................................................12
      COMMUNICATIONS.........................................................12
      ESSENTIAL DATA.........................................................12
      EVIDENCE OF SURVIVAL...................................................12
      MISSTATEMENT OF AGE OR SEX.............................................12
      NONPARTICIPATION.......................................................12
      SEPARATE ACCOUNT.......................................................13
      STATE REQUIRED BENEFITS................................................13
      SUSPENSION OF ANNUITY PAYMENTS, WITHDRAWALS, OR TRANSFERS..............13
      TERMINATION OF CONTRACT................................................13
      THE CONTRACT...........................................................13
      VOTING RIGHTS..........................................................13

ANNUITY PURCHASE RATE TABLES
      VARIABLE ANNUITY PURCHASE RATE TABLE...................................14
      FIXED ANNUITY PURCHASE RATE TABLE......................................15

===============================================================================
                                   DEFINITIONS
===============================================================================

ACCUMULATION PHASE                  The period between the date we allocate your
                                    first Purchase Payment and the Annuity
                                    Purchase Date.

ACCUMULATION UNIT                   A measurement used to calculate the
                                    value of a Portfolio during the Accumulation
                                    Phase and variable annuity payments made under the Payments Based on a Number of Years annuity option.

ANNUITANT                           The natural person(s) on whose life/lives
                                    annuity payments are based. You are the
                                    Annuitant unless you designate someone else before the Annuity Purchase Date.

ANNUITY DATE                        The date annuity payments begin under an
                                    annuity option.

ANNUITY PURCHASE DATE               The date that your contract value is applied
                                    to purchase annuity payments.

ANNUITY UNIT                        A measurement used to calculate
                                    variable annuity payments during the Income
                                    Phase, except for the Payments Based on a Number of Years annuity option.

BENEFICIARY                         The person(s) entitled to receive any
                                    benefits upon the death of the Owner or, if applicable, the Annuitant.

CONTRACT                            This Modified Single Premium Deferred
                                    Variable Annuity.

CONTRACT YEAR                       A 12-month period starting on the
                                    contract date shown on your contract data page and each anniversary of that date.

FIXED ACCOUNT                       An investment option of this
                                    Contract that provides for guaranteed
                                    interest. Purchase Payments allocated to the Fixed Account become part of SAFECO Life's
                                    General Account.

GENERAL ACCOUNT                     The assets of SAFECO Life other than those
                                    attributable to Separate Accounts.

INCOME PHASE                        The period beginning on the Annuity
                                    Purchase Date during which the payee
                                    receives annuity payments.

IRC                                 The Internal Revenue Code of 1986, as
                                    amended.

OWNER The person(s) or entity(ies) named on the contract application, unless changed. The Owner has all ownership rights under this Contract.

PORTFOLIOS                          The variable investment options available
                                    under the Contract.

PURCHASE PAYMENT                    An amount paid to SAFECO Life for
                                    allocation under this Contract, less any premium tax due at the time this payment is made.

SEPARATE ACCOUNT                    A segregated asset account established under
                                    Washington law and shown on the contract data page.

===============================================================================
                              THE ANNUITY CONTRACT
===============================================================================

ABOUT THE CONTRACT                  This Contract is an agreement between SAFECO
                                    Life and you, the Owner, where we promise to pay the payee (you or someone you choose) an income in the form of annuity payments, beginning on the date you select, or a death benefit to your Beneficiary(ies). When you are investing money, your Contract is in the Accumulation Phase. Once your contract value is applied to purchase annuity payments, your Contract switches to the Income Phase.

                                    You purchased this Contract with the initial
                                    Purchase Payment you paid, and the Contract became effective on the contract date, shown on your contract data page.

                                    The Contract is called a variable annuity because you can allocate Purchase Payments among variable investment Portfolios available within the Separate Account or to the Fixed Account. The investment performance of the Portfolio(s) you select may be positive or negative and affects the value of your Contract and the amount of any variable annuity payments. Purchase Payments allocated to the Fixed Account are credited with guaranteed interest.

OWNER The Owner is shown on the contract application, unless changed. On the contract date, the Owner must not have been older than the maximum issue age shown on the contract data page. The Owner may exercise all ownership rights under this Contract.

                                    If this Contract is owned by joint Owners, they must jointly exercise their ownership rights, unless we are directed otherwise by both joint Owners in writing. On the contract date, each joint Owner must not have been older than the maximum issue age shown on the contract data page.

ANNUITANT                           The Annuitant is/are the person(s) on whose
                                    life/lives annuity payments are based. You are the Annuitant unless you designate someone else before the Annuity Purchase
                                    Date. If you designate someone else as
                                    Annuitant, that person must not be older than the maximum annuitization age shown on the contract data page when annuity payments begin.

                                    Owners who are not treated as individuals under IRC Section 72 (for example, corporations or certain trusts) may not change the Annuitant.

BENEFICIARY                         The Beneficiary receives any benefit payable
                                    after you die or, if applicable, after the Annuitant(s) dies. You initially name your Beneficiaries on the contract application.

     CHANGE OF BENEFICIARY          You may change your Beneficiary designation
                                    at any time by sending us a signed and dated request. However, if a Beneficiary designation is irrevocable, that Beneficiary must consent in writing to any change. A new
                                    Beneficiary designation revokes any prior designation and is not effective until we record the change. We are not responsible for the validity of any Beneficiary designation nor for any actions we may take prior to receiving and recording a Beneficiary change.

===============================================================================
                           PURCHASE PAYMENT PROVISIONS
===============================================================================

PURCHASE PAYMENTS                   You may be able to make additional
                                    Purchase Payments within six months of the contract date, subject to your state's requirements. The minimum dollar amounts are shown on the contract data page.

                                    Purchase Payments must be in lawful currency of the United States and submitted to our Home Office at 5069 154th Place NE, Redmond, WA 98052-9669, or P.O. Box 34690, Seattle,
                                    WA 98124-1690, or in a manner agreed to by SAFECO Life.

                                    We reserve the right to refuse any Purchase
                                    Payment. If we do not accept a Purchase
                                    Payment, we will return it within five days.

ALLOCATION OF PURCHASE PAYMENTS     Your initial Purchase Payment will be
                                    allocated according to your instructions on your contract application. Unless you tell us otherwise, subsequent Purchase Payments will be allocated in the same proportion as your most recent Purchase Payment (unless that was a Purchase Payment you directed us to allocate on a one-time-only basis).

                                    Once we receive your Purchase Payment, the portion to be allocated to the Fixed Account is credited as of the day it is received. The portion to be allocated to the Portfolios is effective and valued as of the next close of the New York Stock Exchange
                                    (NYSE). If for any reason the NYSE is closed when we receive your Purchase Payment, it will be valued as of the close of the NYSE on its next regular business day.

                                    When we are required to guarantee a return of Purchase Payments during the Right to Examine period, we reserve the right to initially apply amounts designated for the Portfolios to the SAFECO RST Money Market Portfolio until the Contract is 15 days old. These amounts will then be allocated in the manner you selected, unless you have canceled the Contract.

ACCUMULATION                        When you make Purchase Payments or transfers
UNITS                               into a Portfolio, we credit your Contract
                                    with Accumulation Units. Conversely, when you request a withdrawal or a transfer of money from a Portfolio, Accumulation Units are liquidated. In either case, the increase or decrease in the number of your Accumulation Units is determined by taking the dollar amount of the Purchase Payment, transfer, or withdrawal and dividing it by the value of an Accumulation Unit on the date the transaction occurs.

                                    We calculate the value of an Accumulation
                                    Unit for each Portfolio after the NYSE
                                    closes each day by:
                                    -  determining the total value of the
                                       particular Portfolio;
                                    -  subtracting from that amount the
                                       mortality and expense risk charge and any
                                       taxes SAFECO Life may incur on earnings
                                       attributable to your Contract; and
                                    -  dividing this amount by the number of
                                       outstanding Accumulation Units of the
                                       particular Portfolio.

                                    The value of an Accumulation Unit may go up or down from day to day.

===============================================================================
                               INVESTMENT OPTIONS
===============================================================================

VARIABLE INVESTMENT OPTIONS         You may allocate money to the Portfolios
                                    shown on the contract data page. We reserve the right to add, combine, restrict, or remove any Portfolio as an investment option of this Contract. Portfolios have different investment objectives. Investment performance of a Portfolio may be positive or negative.

     SUBSTITUTION OF SHARES         If any shares of the Portfolios are no
                                    longer available, or if in our view no
                                    longer meet the purpose of the Contract, it may be necessary to substitute shares of another Portfolio. We will seek prior approval of the Securities and Exchange
                                    Commission (SEC) and give you notice before doing this.

FIXED ACCOUNT                       The Fixed Account is part of SAFECO
                                    Life's General Account and provides for
                                    guaranteed interest as follows.

     INTEREST CREDITING             We establish the annual effective
                                    interest rates that apply to Purchase
                                    Payments allocated to the Fixed Account. The annual effective interest rate will be at least 3.00%.

                                    Each Purchase Payment allocated to the Fixed
                                    Account will be credited with the interest rate established for the date that we receive the Purchase Payment. This rate will apply to the Purchase Payment for an initial period of at least 12 months from the date we receive it.

                                    We can adjust the interest rate after the completion of that initial period. The adjusted rate will apply to that Purchase Payment and its credited interest for at least 12 months, when the rate can again be adjusted. From then on, we cannot adjust the interest rate more often than every 12 months.

                                    In the first Contract Year, additional
                                    interest will be credited to Purchase
                                    Payments allocated to the Fixed Account, as shown on the contract data page.

                                    Different interest rates may apply to each of your Purchase Payments depending on the interest rate established for the date that we received the Purchase Payment and any subsequent rate adjustments.

                                    For the purpose of crediting interest, when you take a withdrawal from the Fixed Account, the Purchase Payment you last paid, and the interest credited to it, is considered to be withdrawn first.

                                    When you stop making Purchase Payments to the Fixed Account, we will continue to credit your balance in the Fixed Account with the applicable interest rate(s).

     INTEREST COMPOUNDING           SAFECO Life credits interest daily on each
                                    Purchase Payment allocated to the Fixed
                                    Account from the date we receive your
                                    payment up to, but not including, the date you withdraw the funds from the Fixed
                                    Account.

                                    Annual effective interest rates show the effect of daily compounding of interest over a 12-month period.

CONTRACT VALUE                      Your contract value is the sum of the values
                                    in the Portfolios and the Fixed Account
                                    attributable to your Contract. We calculate
                                    this by:
                                    -  adding all the Purchase Payments you
                                       invested;
                                    -  subtracting the charges which have been
                                       deducted;
                                    -  subtracting the withdrawals you have
                                       made;
                                    -  adjusting for each Portfolio's gain or
                                       loss;
                                    -  adding the interest we credit while any
                                       of your contract value is in the Fixed
                                       Account; and
                                    -  subtracting the amounts withdrawn for an
                                       annuity option.

TRANSFERS                           During the Accumulation Phase, you can
                                    transfer money among the Portfolios and the Fixed Account. In each Contract Year you can make 12 transfers free of charge. Each additional transfer in a Contract Year may have a transfer charge, as shown on the contract data page.

                                    The minimum amount you can transfer out of any investment option at one time is $500, or the entire value of the investment option if less. In addition to this minimum, transfers out of the Fixed Account are limited to a maximum of 10% of the Fixed Account value per Contract Year. You must transfer the entire amount out of an investment option if, after a transfer, the remaining balance would be less than $500. The minimum amount you can transfer into any investment option is $50.

                                    We reserve the right to modify, suspend, or terminate transfer privileges at any time.

===============================================================================
                                     CHARGES
===============================================================================

The following charges apply to your Contract:

INSURANCE CHARGE                    Each day we make a deduction for the
                                    mortality and expense risk charge. We do this as part of our calculation of the value of Accumulation Units and Annuity Units.
                                    This charge is equal, on an annual basis, to a percentage of the average daily net asset value of each Portfolio. The percentage is shown on the contract data page.

CONTINGENT DEFERRED SALES CHARGE    A contingent deferred sales charge may be
                                    assessed on withdrawals from your Contract.
                                    The charge is a percentage of the amount withdrawn and is shown on the contract data page. This charge and the withdrawal charge, if applicable, will be added to the requested withdrawal amount, and the total amount will be withdrawn from the specified investment options.

                                    You can withdraw 10% of your contract value each Contract Year without a contingent deferred sales charge. The determination of whether more than 10% of the contract value has been withdrawn is made at the time of withdrawal. If you take more than one withdrawal in a Contract Year, the previous withdrawals in the Contract Year are added to the current contract value to determine whether more than 10% of the contract value has been withdrawn in that Contract Year.

                                    In addition, contingent deferred sales
                                    charges will not be assessed on the
                                    following:
                                    -  repetitive withdrawals, if the
                                       withdrawals are equal or substantially
                                       equal and are expected to deplete the
                                       contract value over your life expectancy or the joint life expectancy of you and your Beneficiary;
                                    -  annuity payments;
                                    -  withdrawals taken on account of your
                                       death; and
                                    -  withdrawals taken after you have been
                                       confined to a hospital or nursing home
                                       for 60 consecutive days if:
                                       -  the confinement begins after the
                                          contract date; and
                                       -  the withdrawal is taken:
                                          -  during confinement; or
                                          -  within 60 days after confinement
                                             ends.

                                    We may require proof of confinement.

                                    Hospital may be defined in one of two ways.
                                    It may mean a lawfully operated institution that is licensed as a hospital by the Joint Commission of Accreditation of Hospitals. Or it may mean a lawfully operated institution that provides in-patient treatment under the direction of a staff of physicians and has 24-hour per day nursing services.

                                    Nursing home is defined as a facility
                                    licensed by the state that provides
                                    convalescent or chronic care for in-patients who, by reason of illness or infirmity, are unable to properly care for themselves.

WITHDRAWAL CHARGE                   The withdrawal charge, shown on the
                                    contract data page, is deducted from your Contract for each withdrawal after the first withdrawal in a Contract Year. This charge and the contingent deferred sales charge, if applicable, will be added to the requested withdrawal amount, and the total amount will be withdrawn from the specified investment options.

                                    We will not deduct this charge for annuity payments or repetitive withdrawals.

TRANSFER CHARGE                     The transfer charge, shown on the
                                    contract data page, is deducted from your Contract for each transfer after the 12th transfer in a Contract Year. This charge will be added to the requested transfer amount, and the total amount will be transferred from the specified investment options.

                                    Scheduled transfers authorized by us as part of an investment strategy such as dollar cost averaging, appreciation or interest sweep, or portfolio rebalancing do not count against your 12 free transfers, provided those transfers continue for at least 6 months.

PREMIUM TAXES                       The contract data page shows whether or not
                                    premium tax is charged in your state.

INCOME OR OTHER TAXES               Currently we do not pay income or other
                                    taxes on earnings attributable to your
                                    Contract. However, if we ever incur such taxes, we reserve the right to deduct them from your Contract.

===============================================================================
                              WITHDRAWAL PROVISIONS
===============================================================================

WITHDRAWALS                         During the Accumulation Phase, you may
                                    withdraw part or all of your contract value.
                                    A withdrawal may have a contingent deferred sales charge and a withdrawal charge.

                                    Each withdrawal must be at least $250, or the contract value if less. If a withdrawal would reduce the value of any investment option to less than $500, the remaining amount will also be withdrawn. If a withdrawal would reduce the contract value to less than $500, the entire contract value will be withdrawn and the Contract will be terminated.

                                    To make withdrawals, you must send a written request to our Home Office. Unless you tell us differently, partial withdrawals will be made pro rata from each investment option. Once we receive your request, withdrawals from the Portfolios will be effective as of the next close of the NYSE.

     FREE WITHDRAWAL AMOUNT         There will be no contingent deferred sales
                                    charge on the first 10% of your contract value withdrawn in a Contract Year. In addition, there is no withdrawal charge on the first withdrawal you make in a Contract
                                    Year.

     REPETITIVE WITHDRAWALS         You may request repetitive withdrawals of a
                                    predetermined amount on a monthly,
                                    quarterly, or annual basis by completing the appropriate form.

===============================================================================
                           ANNUITY PAYMENT PROVISIONS
===============================================================================

ANNUITY PAYMENTS                    You must choose a lump sum or start
                                    the Income Phase no later than the maximum annuitization age shown on the contract data page, or an earlier date if required by law.
                                    During the Income Phase, the payee (you or someone you choose) receives regular annuity payments beginning on the Annuity Date.

                                    To start the Income Phase, you must notify us in writing at least 30 days prior to the date that you want annuity payments to begin. You may choose annuity payments under an annuity option described in this Contract or another annuity option that you want and that we agree to provide. If the amount applied to an annuity option is less than $5,000, we may pay you in a lump sum where permitted by state law. We reserve the right to change the payment frequency if payment amounts would be less than $250.

                                    Switching to the Income Phase is
                                    irrevocable. After the Annuity Purchase
                                    Date, you cannot switch back to the
                                    Accumulation Phase. You cannot add Purchase
                                    Payments, change or add an Annuitant, change the annuity option, or change between fixed and variable annuity payments.

     LIFE ANNUITY                   The payee receives monthly annuity
                                    payments as long as the Annuitant is living.
                                    Annuity payments stop when the Annuitant dies.

     LIFE ANNUITY WITH              The payee receives monthly annuity payments
     GUARANTEED PERIOD              for the longer of the Annuitant's life or a
                                    guaranteed period of five or more years as selected by you and agreed to by us. If the Annuitant dies before all guaranteed payments have been made, the rest will be made to the Beneficiary. Annuity payments stop the later of the date the Annuitant dies or the date the last guaranteed payment is made.

                                    As an alternative to monthly payments, the Beneficiary may elect to have the present value of the guaranteed variable annuity payments remaining as of the date the notice of death is received by us commuted at the assumed investment rate of 4% and paid in a single payment.

     JOINT AND SURVIVOR             The payee receives monthly annuity payments
     LIFE ANNUITY                   as long as the Annuitant is living. After
                                    the Annuitant dies, the payee receives a specified percentage of each annuity payment as long as the second Annuitant is living.
                                    You name the second Annuitant and payment percentage at the time you elect this option. Annuity payments stop on the later of the date the Annuitant dies or the date the second Annuitant dies.

     PAYMENTS BASED ON              The payee receives substantially equal
     A NUMBER OF YEARS              annuity payments based on a number of years
                                    as selected by you and agreed to by us. You may select monthly, quarterly, or annual annuity payments. Each annuity payment reduces the number of Accumulation Units and/or value of the Fixed Account in the Contract. Annuity payments continue until the entire value in the Portfolios and/or the Fixed Account has been paid out. You can stop these annuity payments and receive a lump sum equal to the contract value less any contingent deferred sales charge. This option does not promise to make payments for the Annuitant's life. If the Annuitant dies before all annuity payments have been made, there will be a death benefit payable to the Beneficiary.

     AUTOMATIC OPTION               If you do not choose an annuity option at
                                    least 30 days before the latest Annuity
                                    Date allowed under this Contract, we will make annuity payments under the Payments
                                    Based on a Number of Years annuity
                                    option. The number of years will be equal to the Annuitant's life expectancy.

CALCULATION OF ANNUITY PAYMENTS     You can choose whether annuity payments will
                                    be made on a fixed basis, variable basis, or both. If you don't tell us otherwise, annuity payments will be based on the investment allocations in place on the Annuity Purchase Date. After the Annuity
                                    Purchase Date, you may not switch between fixed annuity payments and variable annuity payments.

                                    The calculation for annuity payments under the Payments Based on a Number of Years annuity option is described above in "Annuity Payments - Payments Based on a Number of Years". The following calculations apply to all other annuity options.

     FIXED ANNUITY PAYMENTS         The dollar amount of each fixed annuity
                                    payment will stay the same. This amount will be calculated by applying your contract value in the Fixed Account to the Fixed
                                    Annuity Purchase Rate Table of this
                                    Contract. If premium taxes are required by state law, these taxes will be deducted from the Fixed Account before the annuity payments are calculated.

     VARIABLE ANNUITY PAYMENTS      The dollar amount of each variable annuity
                                    payment will vary depending on the
                                    investment performance of the Portfolios that you selected.

                                    FIRST VARIABLE ANNUITY PAYMENT: For each
                                    Portfolio, the dollar amount of the first variable annuity payment and the number of Annuity Units will be calculated by applying your contract value in that Portfolio, as of the 15th day of the preceding month, to the Variable Annuity Purchase Rate Table of this Contract. If the NYSE is not open on that date, the calculation will be made on the next day that the NYSE is open. If premium taxes are required by state law, these taxes will be deducted from the Portfolio before the annuity payment is calculated. The total of the first variable annuity payment will be sum of the amounts calculated for each Portfolio.

                                    SUBSEQUENT VARIABLE ANNUITY PAYMENTS: For each Portfolio, the dollar amount of each subsequent variable annuity payment is determined by multiplying the number of Annuity Units credited for that Portfolio by the Annuity Unit value of that Portfolio as of the 15th of the month preceding the annuity payment. If the NYSE is not open on that date, the calculation will be made on the next day that the NYSE is open. The total of each subsequent variable annuity payment will be the sum of the amounts calculated for each Portfolio.

                                        NUMBER OF VARIABLE ANNUITY UNITS: The
                                        number of Annuity Units credited for
                                        each Portfolio is the amount of the
                                        first annuity payment attributable to
                                        that Portfolio divided by the value of
                                        the applicable Annuity Unit for that
                                        Portfolio as of the 15th day of the
                                        month preceding the Annuity Date. The
                                        number of Annuity Units used to
                                        calculate the variable annuity payment
                                        each month remains constant unless you
                                        change Portfolio elections.

                                        VALUE OF VARIABLE ANNUITY UNITS: The
                                        value of an Annuity Unit may increase or decrease from one month to the next. For each month after the first month, the value of an Annuity Unit of a particular Portfolio is:
                                        -  the value of that Annuity Unit as of
                                           the 15th day of the preceding month
                                           (or the next day that the NYSE is
                                           open);
                                        -  multiplied by the Net Investment
                                           Factor for that Portfolio; and
                                        -  divided by the Assumed Investment
                                           Factor for the period.

                                        The Net Investment Factor is a number
                                        that represents the change in the net
                                        asset value of a Portfolio on successive periods when the NYSE is open. The Net Investment Factor for any Portfolio for any valuation period is determined by dividing the current Accumulation Unit value by the prior period's Accumulation Unit value. The Net Investment Factor may be different than the Assumed Investment Factor, and therefore the Annuity Unit value may increase or decrease.

                                        The Assumed Investment Factor for a
                                        one-day valuation period is 1.00010746.
                                        This factor neutralizes the assumed
                                        investment rate of 4% in the Variable
                                        Annuity Purchase Rate Table.

                                    We guarantee that the dollar amount of each variable annuity payment made after the first payment will not be adversely affected by variations in actual mortality experience or actual expenses incurred in excess of the expense deductions provided for in the Contract.

     CHANGING PORTFOLIO ELECTIONS   After the Annuity Purchase Date, you may
     AFTER THE ANNUITY PURCHASE     request to change Portfolio elections once a
     DATE                           month. Transfers are not allowed to or from
                                    the Fixed Account. Changes will affect the number of units used to calculate annuity payments.

===============================================================================
                            DEATH BENEFIT PROVISIONS
===============================================================================

DEATH OF ANNUITANT                  If the Annuitant is not an Owner and the
PRIOR TO THE ANNUITY                Annuitant dies before the Annuity Purchase
PURCHASE DATE                       Date, you must designate a new Annuitant.
                                    If no designation is made within 30 days after we are notified of the Annuitant's death, you will become the Annuitant.

                                    If this Contract is owned by a non-natural person (for example, a corporation or trust), the death of the Annuitant will be treated as the death of the Owner.

DEATH OF OWNER                      If any Owner dies before the Annuity
PRIOR TO THE ANNUITY                Purchase Date, or if the Annuitant dies
PURCHASE DATE                       while annuity payments are being made under
                                    the Payments Based on a Number of Years
                                    annuity option, we will pay a death benefit to the:
                                    -  surviving Owner or joint Owner; or if
                                       none, then
                                    -  surviving primary Beneficiary(ies); or if
                                       none, then
                                    -  surviving contingent Beneficiary(ies); or
                                       if none, then
                                    -  the estate of the last Owner to die.

     CALCULATION OF DEATH BENEFIT   The death benefit is the higher of:
                                    (1)  the current contract value; or
                                    (2)  if the death benefit is payable upon
                                         the sole Owner's or oldest joint
                                         Owner's death, the minimum guaranteed
                                         death benefit.

                                    When determining the higher of (1) or (2) above, the calculations are based on the earlier of:
                                    -    the date we receive proof of death
                                         and the Beneficiary's election of
                                         how to receive payment; or

                                    -    six months from the date of death.

                                         REQUIRED INFORMATION RECEIVED WITHIN 6
                                         MONTHS OF THE DATE OF DEATH: If the
                                         minimum guaranteed death benefit
                                         exceeds the contract value, we will add
                                         the difference to the contract value on
                                         the date we receive the required
                                         information so that the contract value
                                         will equal the minimum guaranteed death
                                         benefit. This additional amount will be
                                         allocated to the investment options in
                                         the same proportion that Purchase
                                         Payments were last allocated.
                                         Thereafter, the contract value will be
                                         subject to investment performance and
                                         applicable charges until the date the
                                         death benefit is paid.

                                         REQUIRED INFORMATION RECEIVED MORE THAN
                                         6 MONTHS AFTER THE DATE OF DEATH: If
                                         the minimum guaranteed death benefit
                                         exceeds the contract value on the
                                         6-month anniversary of the date of
                                         death, we will credit the difference
                                         with interest at the prevailing money
                                         market rates from the 6-month
                                         anniversary until the date we receive
                                         the required information. At that time
                                         we will allocate this additional
                                         amount, with the credited interest, to
                                         the investment options in the same
                                         proportion that Purchase Payments were
                                         last allocated. Thereafter, the
                                         contract value will be subject to
                                         investment performance and applicable
                                         contract charges until the date payment
                                         is made.

                                    The initial minimum guaranteed death benefit is equal to the first Purchase Payment. It is reset on each 8-year contract anniversary until the oldest Owner attains age 72. The reset benefit is equal to the immediately preceding minimum guaranteed death benefit or the contract value on that date, if higher.

                                    The minimum guaranteed death benefit is
                                    immediately increased by additional Purchase
                                    Payments and adjusted for withdrawals and annuity payments made under the Payments Based on a Number of Years annuity option. The adjustment will be calculated by multiplying the withdrawal or annuity payment by the ratio of the contract value after the withdrawal or annuity payment to the contract value before the withdrawal or annuity payment.

     PAYMENT OF DEATH BENEFIT       To pay the death benefit, we need proof of
                                    death, such as a certified copy of a death certificate, plus written direction from the Beneficiary regarding how he or she wants to receive the money. If the death benefit is payable to an Owner's estate, we will pay it in a single payment.

                                    The Beneficiary may elect to receive the death benefit as:

                                    - a lump sum payment or series of
                                      withdrawals that are completed within five years from the date of death; or
                                    - annuity payments made over the
                                      Beneficiary's life or life expectancy. To receive annuity payments, the Beneficiary must make this election within 60 days from our receipt of proof of death. Annuity payments must begin within one year from the date of death. Once annuity payments begin, they cannot be changed.

                                    If the Beneficiary is the Owner's spouse, the spouse may have the option to continue the Contract and will then be the Owner of the Contract. If this spouse is also the oldest joint Owner, the minimum guaranteed death benefit will apply on the death of this spouse. Otherwise, the benefit on the death of your spouse will be the contract value.

                                    If a Beneficiary entitled to receive a death benefit dies before the death benefit is distributed to the Beneficiary, we will pay the death benefit to the Beneficiary's named Beneficiary or, if none, to the Beneficiary's estate.

DEATH OF ANNUITANT                  Any amounts paid after the death of the
ON OR AFTER THE ANNUITY             Annuitant will depend on which annuity
PURCHASE DATE                       option was selected. If the Annuitant dies
                                    while annuity payments are being paid under the Payments Based on a Number of Years annuity option, a death benefit will be paid as described above. If the last Annuitant dies while annuity payments are being paid under another option, any remaining guaranteed payments will be paid to the Beneficiary. In both situations, all remaining annuity payments will be distributed to the Beneficiary at least as rapidly as they would have been paid to the payee.

===============================================================================
                               GENERAL PROVISIONS
===============================================================================

ACCOUNT STATEMENTS                  At least once each calendar year we will
                                    furnish you with a statement showing your contract value or, if applicable and required by law, your Annuity Units and the Annuity Unit values.

ASSIGNMENT OF BENEFITS              You can assign or otherwise transfer this
                                    Contract. To the extent allowed by law,
                                    payments under this Contract are not subject to legal process for the claims of creditors.

COMMUNICATIONS                      All written communications to you will be
                                    addressed to you at your last known address on file with SAFECO Life.

                                    All written communications to SAFECO Life must be addressed to SAFECO Life at its Home Office at 5069 154th Place NE, Redmond, Washington 98052-9669 or P.O. Box 34690,
                                    Seattle, Washington 98124-1690.

ESSENTIAL DATA                      You and each person entitled to receive
                                    benefits under this Contract must provide us with any information we need to administer this Contract. We are entitled to rely exclusively on the completeness and accuracy of data furnished by you and we will not be liable with respect to any omission or inaccuracy.

EVIDENCE OF SURVIVAL                When any payments under this Contract depend
                                    upon any person being alive on a given date, we may require satisfactory proof that the person is living before making such payments.

MISSTATEMENT OF AGE OR SEX          We may require satisfactory proof of correct
                                    age or sex at any time. If annuity payments are based on life or life expectancy and the age or sex of any Annuitant has been misstated, annuity payments will be based on the corrected information. Underpayments will be made up in a lump sum with the next scheduled payment. Overpayments will be deducted from future payments until the total is repaid.

NONPARTICIPATION                    This Contract is nonparticipating, which
                                    means it will not share in any distribution of profits, losses, or surplus of SAFECO
                                    Life.

SEPARATE ACCOUNT                    The Separate Account holds the assets that
                                    underlie the contract values invested in the Portfolios. The assets in the Separate
                                    Account are the property of SAFECO Life.
                                    However, assets in the Separate Account that are attributable to Contracts are not chargeable with liabilities arising out of any other business we may conduct. Income, gains and losses (realized and unrealized), resulting from assets in the Separate
                                    Account are credited to or charged against the Separate Account without regard to other income, gains or losses of SAFECO Life.

STATE REQUIRED BENEFITS             The benefits of this Contract will not be
                                    less than the minimum benefits required by any statute of any state in which this Contract is delivered.

SUSPENSION OF ANNUITY PAYMENTS,     We may be required to suspend or postpone
WITHDRAWALS, OR TRANSFERS           payment of annuity payments, withdrawals, or
                                    transfers from the Portfolios for any period of time when:

                                    - the NYSE is closed (other than customary weekend or holiday closings);
                                    -  trading on the NYSE is restricted;
                                    - an emergency exists such that disposal of or determination of the value of the Portfolio shares is not reasonably practicable; or
                                    -  the SEC, by order, so permits for your
                                       protection.

                                    In addition, we retain the right to defer payment of withdrawals or transfers from the Fixed Account for a period of 6 months after receiving the request. The interest rate credited to the Fixed Account during this period will not be less than the rate required under state law.

TERMINATION OF CONTRACT             This Contract will terminate when SAFECO
                                    Life has completed all of its duties and obligations under the Contract.

THE CONTRACT                        The Contract, contract data page, and
                                    contract application, as may be amended, and any endorsements are the entire Contract.
                                    Only an authorized officer of SAFECO Life may change this Contract. Any change must be in writing. SAFECO Life reserves the right to change the provisions of this Contract to conform to any applicable law, regulation, or ruling issued by a government agency.

VOTING RIGHTS                       SAFECO Life is the legal owner of the
                                    Portfolios' shares. However, when a
                                    Portfolio solicits proxies in connection with a shareholder vote, we are required to ask you for instructions as to how to vote those shares. All shares are voted in the same proportion as the instructions we received. Should we determine that we are no longer required to comply with the above, we will vote the shares in our own right.

===============================================================================
                          ANNUITY PURCHASE RATE TABLES
===============================================================================

                      VARIABLE ANNUITY PURCHASE RATE TABLE

MORTALITY TABLE USED: The rates in the Variable Annuity Purchase Rate Table are based upon the Annuity 2000 Mortality Table projected 20 Years. An age setback of 1 year will be used if the annuity payments begin in the year 2013-2022, 2 years if the annuity payments begin in the year 2023-2032, and an additional 1-year setback for each additional 10 years. The effective interest rate assumed in the table is 4.00%.

Age is to be taken for the exact number of years and completed months. Values for fractional ages are obtained by simple interpolation. Consideration for ages or combination of lives not shown will be furnished by SAFECO Life upon request.

       CONSIDERATION REQUIRED TO PURCHASE $1 OF MONTHLY VARIABLE ANNUITY*

                  LIFE ANNUITY                  LIFE ANNUITY                  LIFE ANNUITY                JOINT & SURVIVOR*
               NO PERIOD CERTAIN              5 YEARS CERTAIN              10 YEARS CERTAIN                           5 YEARS
                                                                                                         LIFE         CERTAIN
   AGE         MALE          FEMALE          MALE          FEMALE          MALE          FEMALE        ANNUITY        AND LIFE
   60        $196.53        $211.16        $198.01        $212.37        $199.87        $213.40        $229.94        $231.55
   61         192.64         207.52         194.19         208.77         196.25         209.91         226.76         228.37
   62         188.65         203.77         190.26         205.06         192.56         206.33         223.45         225.06
   63         184.55         199.90         186.24         201.24         188.81         202.66         220.03         221.64
   64         180.35         195.93         182.13         197.32         185.01         198.89         216.48         218.09
   65         176.06         191.84         177.94         193.29         181.17         195.04         212.81         214.42
   66         171.68         187.65         173.69         189.16         177.31         191.11         209.02         210.62
   67         167.23         183.34         169.39         184.91         173.43         187.10         205.09         206.69
   68         162.72         178.91         165.04         180.56         169.55         183.02         201.05         202.65
   69         158.18         174.37         160.68         176.11         165.69         178.88         196.88         198.48
   70         153.60         169.71         156.31         171.55         161.85         174.69         192.59         194.19
   71         149.02         164.94         151.94         166.91         158.05         170.45         188.18         189.78
   72         144.44         160.07         147.58         162.18         154.30         166.20         183.66         185.26
   73         139.86         155.11         143.24         157.39         150.61         161.93         179.03         180.64
   74         135.27         150.08         138.91         152.55         146.98         157.68         174.30         175.92
   75         130.68         144.99         134.60         147.69         143.41         153.47         169.48         171.12
   76         126.09         139.88         130.31         142.82         139.93         149.30         164.58         166.23
   77         121.51         134.74         126.07         137.96         136.55         145.21         159.59         161.28
   78         116.95         129.59         121.87         133.11         133.26         141.21         154.55         156.26
   79         112.42         124.44         117.74         128.28         130.09         137.32         149.44         151.20
   80         107.93         119.28         113.67         123.49         127.05         133.56         144.29         146.11
   81         103.49         114.13         109.69         118.76         124.16         129.96         139.10         140.99
   82          99.10         109.01         105.80         114.10         121.41         126.53         133.89         135.87
   83          94.78         103.94         102.01         109.54         118.83         123.31         128.67         130.77
   84          90.53          98.92          98.32         105.10         116.42         120.29         123.46         125.70
   85          86.36          93.99          94.76         100.80         114.17         117.49         118.27         120.68
   86          82.26          89.15          91.32          96.67         112.08         114.90         113.12         115.75
   87          78.24          84.43          88.03          92.74         110.15         112.52         108.02         110.92
   88          74.30          79.83          84.89          89.01         108.36         110.33         102.99         106.21
   89          70.50          75.43          81.91          85.52         106.72         108.34          98.07         101.67
   90          66.84          71.24          79.10          82.26         105.24         106.56          93.29          97.30

* The consideration shown refers to the net value of the Portfolios used to purchase a variable annuity after premium taxes or other applicable charges are deducted. For example, if the Annuitant is a 65-year old male, a Life Annuity initially equivalent to a monthly income of $1,000 will cost $176,060. However, because this is a variable annuity, the dollar amount of this monthly income is not guaranteed and may increase or decrease.

**   Annuitant and co-annuitant are assumed to be the same age.

                        FIXED ANNUITY PURCHASE RATE TABLE

MORTALITY TABLE USED: The rates in the Fixed Annuity Purchase Rate Table are based upon the 2000 Mortality Table projected 20 years. The effective interest rate assumed in the table is 2.00%.

Age is to be taken for the exact number of years and completed months. Values for fractional ages are obtained by simple interpolation. Consideration for ages or combination of lives not shown will be furnished by SAFECO Life upon request.

         CONSIDERATION REQUIRED TO PURCHASE $1 OF MONTHLY FIXED ANNUITY*

                   LIFE ANNUITY                  LIFE ANNUITY                  LIFE ANNUITY                JOINT & SURVIVOR*
                 NO PERIOD CERTAIN             5 YEARS CERTAIN              10 YEARS CERTAIN                          5 YEARS
                                                                                                        LIFE          CERTAIN
   AGE         MALE          FEMALE          MALE          FEMALE          MALE          FEMALE        ANNUITY        AND LIFE
   60        $254.94        $278.92        $256.55        $280.24        $258.80        $281.52        $310.12        $311.90
   61         248.36         272.38         250.04         273.74         252.52         275.16         303.87         305.65
   62         241.72         265.76         243.47         267.16         246.22         268.73         297.51         299.28
   63         235.01         259.05         236.84         260.51         239.91         262.24         291.04         292.81
   64         228.25         252.27         230.17         253.79         233.60         255.70         284.46         286.23
   65         221.44         245.42         223.48         246.99         227.32         249.11         277.79         279.56
   66         214.61         238.50         216.78         240.13         221.07         242.49         271.02         272.78
   67         207.76         231.51         210.09         233.21         214.88         235.84         264.15         265.91
   68         200.92         224.45         203.42         226.24         208.75         229.18         257.20         258.96
   69         194.12         217.32         196.81         219.20         202.72         222.51         250.16         251.92
   70         187.37         210.14         190.28         212.13         196.80         215.86         243.06         244.81
   71         180.68         202.90         183.82         205.02         191.01         209.23         235.88         237.64
   72         174.07         195.62         177.45         197.90         185.35         202.66         228.66         230.42
   73         167.55         188.33         171.18         190.79         179.83         196.16         221.38         223.15
   74         161.10         181.04         165.00         183.71         174.46         189.76         214.08         215.86
   75         154.71         173.78         158.92         176.69         169.25         183.49         206.75         208.55
   76         148.41         166.58         152.94         169.75         164.21         177.37         199.41         201.23
   77         142.20         159.44         147.09         162.90         159.34         171.43         192.08         193.93
   78         136.08         152.39         141.36         156.17         154.67         165.68         184.77         186.66
   79         130.07         145.41         135.77         149.54         150.21         160.14         177.49         179.42
   80         124.19         138.52         130.34         143.05         145.96         154.84         170.25         172.24
   81         118.42         131.74         125.07         136.71         141.95         149.81         163.06         165.14
   82         112.80         125.08         119.96         130.54         138.18         145.07         155.95         158.12
   83         107.31         118.55         115.03         124.56         134.65         140.64         148.93         151.22
   84         101.96         112.18         110.29         118.80         131.38         136.53         142.01         144.45
   85          96.76         105.98         105.74         113.28         128.36         132.75         135.21         137.84
   86          91.70          99.97         101.39         108.02         125.56         129.27         128.54         131.40
   87          86.79          94.16          97.25         103.05         123.00         126.10         122.02         125.17
   88          82.02          88.57          93.33          98.38         120.64         123.20         115.67         119.17
   89          77.46          83.26          89.65          94.04         118.50         120.59         109.53         113.43
   90          73.10          78.24          86.19          90.02         116.58         118.28         103.61         107.95

* The consideration shown refers to the net value of the Fixed Account used to purchase a fixed annuity after premium taxes or other applicable charges are deducted. For example, if the Annuitant is a 65-year old male, a Life Annuity which provides a guaranteed monthly income of $1,000 will cost $221,440.

**   Annuitant and co-annuitant are assumed to be the same age.